UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2016

MERIDIAN WASTE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12540 Broadwell Road, Suite 2104
Milton, GA 30004
 (Address of principal executive offices)

(404) 539-1147
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 1, 2016, Meridian Waste Solutions, Inc. (the “Company”) entered into those certain Director Agreements (the “Director Agreements”) with Thomas J. Cowee, Jackson W. Davis, Jr. and Joseph F. Ardagna, each referred to hereinafter as a “New Director”, and collectively, the “New Directors”), respectively, in connection with their respective appointments to the Board of Directors of the Company (the “Board”), as more fully described in Item 5.02 below.  The term of the Director Agreements commences on November 1, 2016, and continues through the Company’s next annual stockholders’ meeting, unless sooner terminated

The New Directors, upon execution of the Director Agreements and pursuant to those certain Non-Qualified Stock Option Agreements, entered into as of November 1, 2016, by and between the Company and each New Director, respectively, will receive a monthly cash stipend of $1,500 for his service as a Director, which shall increase to $2,000 per month for as long as he serves as a chair of either the Audit Committee, Compensation Committee or Nominating Committee. Each New Director will also receive additional cash stipends for attending meetings of the Board and committee meeting, whether in-person or telephonically. Additionally, giving effect to the Company’s 1-for-20 reverse stock split of the Company’s common stock (the “Reverse Split”), described in Item 5.03 below, each New Director was issued the equivalent of one thousand (1,000) shares of the Company’s common stock upon the execution of the Director Agreement, and, upon the last day of each fiscal quarter commencing in the quarter when the Director Agreement became effective, the number of shares of the Company’s common stock equivalent to $7,500, as determined based on the average closing price on the three trading days immediately preceding the last day of such quarter. Giving effect to the Reverse Split, under the Director Agreements, the New Directors shall each receive a non-qualified stock option to purchase up to three thousand seven hundred fifty-six (3,756) shares of the Company’s common stock at an exercise price per share equal to $20.00, which shall be exercisable for a period of five years and vest in equal amounts over a period of three years at the rate of three hundred thirteen (313) shares per fiscal quarter at the end of such quarter, commencing in the quarter in which the Directors Agreements became effective, and pro-rated for the number of days the Mr. Cowee serves on the Board during the fiscal quarter. Notwithstanding the foregoing, if either New Director ceases to be a member of Board at any time during the three (3)-year vesting period for any reason (such as resignation, withdrawal, death, disability or any other reason), then any un-vested options shall be irrefutably forfeited.

In conjunction with the Director Agreements, the Company also entered into those certain Indemnification Agreements, dated as of November 1, 2016 (the “Indemnification Agreements”), with each New Director. The Indemnification Agreements indemnify the New Directors to the fullest extent permitted under New York law for any claims arising out of or resulting from, amongst other things, (i) any actual, alleged or suspected act or failure to act by the New Directors in their respective capacity as a director or agent of the Company and (ii) any actual, alleged or suspected act or failure to act by each New Director in respect of any business, transaction, communication, filing, disclosure or other activity of the Company. Under the Indemnification Agreements, the New Directors are indemnified for any losses pertaining to such claims, provided, however, that the losses shall not include expenses incurred by the New Directors in respect of any claim as which he shall have been adjudged liable to the Company, unless the court having jurisdiction rules otherwise. The Indemnification Agreements provide for indemnification of the New Directors during their directorship and for a period of six (6) years thereafter.

The above description of the Director Agreements and Indemnification Agreements does not purport to be complete and are qualified in their entirety by reference to such agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Directors

On November 1, 2016, the Board, by unanimous written consent, increased the size of the Company’s Board, appointing Mr. Thomas J. Cowee, Mr. Jackson W. Davis, Jr., and Mr. Joseph F. Ardagna as members of the Board. Upon such effectiveness, Mr. Cowee, Mr. Davis and Mr. Ardagna will serve until the next annual election of directors and until their successors are duly elected and shall qualify. Mr. Cowee will act as chair of the Company’s newly established Audit Committee. Mr. Davis will act as chair of the Company’s newly established Nominating Committee. Mr. Davis will act as chair of the Company’s newly established Compensation Committee.

Below are descriptions of Mr. Cowee’s, Mr. Davis’s and Mr. Ardagna’s professional work experience.

Thomas J. Cowee, age 59

Mr. Cowee has 37 years of experience in the environmental industry, including 15 years as a Chief Financial Officer. After retiring in late 2012, Mr. Cowee began serving as a board director for companies and is currently serving as a director for Enviro Group, LLC and STC Investors, LLC, both privately owned environmental companies, positions he has held since 2015. Enviro Group, LLC is a hazardous trucking and transfer company, and STC Investors, LLC is primarily a refinery services and trucking company. Previously Mr. Cowee served as a director on the board of Rizzo Group, LLC, a privately owned solid waste collection, transfer and recycling business from 2014 to 2016, until sold. Mr. Cowee was Vice President and Chief Financial Officer of Progressive Waste Solutions Ltd, from 2005 to 2012. Progressive Waste Solutions Ltd, was a publicly traded solid waste collection, transfer, recycling and landfill business, with operations in the United States and Canada. Mr. Cowee joined IESI Corporation in 1997 as its Chief Financial Officer and in 2000 was appointed Senior Vice President and Chief Financial Officer until IESI Corporation was acquired by Progressive Waste Solutions Ltd in 2005. From 1995 to 1997, he was Assistant Corporate Controller of USA Waste Services, Inc., and from 1979 to 1995 he held various field accounting positions with Waste Management Inc. Mr. Cowee has a B.Sc. in accounting from The Ohio State University.

The Board believes that Mr. Cowee’s extensive experience in the environmental and waste industry, including serving as a director, will provide a significant contribution to the Company and its growth efforts.

Jackson W. Davis, Jr., age 44

Mr. Davis has more than 20 years of experience in technology and technology leadership, previously holding roles with software development companies providing mobile infrastructure management and wholesale financing solutions. Mr. Davis has extensive experience in guiding organizational business strategy to propel improvement and maximum impact, while focusing on cost-efficiency and productivity. He is currently Director of Financial and Business Services Applications for Cox Enterprises a leading communications, media, and automotive services company with revenues of $18 billion. Mr. Davis holds a BSBA in Decision Science with concentration in Management Information Systems from East Carolina University.

The Board believes that Mr. Davis’s extensive experience in the fields of technology and infrastructure management will be a great asset to the Company’s development and operational management.

Joseph F. Ardagna, age 55

Mr. Ardagna brings 30 years of experience in the restaurant industry, currently owning and operating a 28-restaurant chain in Atlanta and the Carolinas having approximately $90 million in yearly sales. Mr. Ardagna oversaw all aspects of the business, including, but not limited to finance, legal, compensation, site selection, design and development, licensing and brand development. Mr. Ardagna sold a majority of his interest in this business to a private equity group in 2011 and currently sits on its board of directors. In 2013, Mr. Ardagna started a new venture in the restaurant industry in Atlanta and currently oversees the operation of four pizza restaurants and the construction of a new store scheduled to open in February 2017. He has an undergraduate degree from Bowdoin College in 1984 and serves on the Board of Trustees at the New Hampton School in New Hampshire.

The Board believes that Mr. Ardagna’s extensive business experience will help steer the Company’s development and growth.

Family Relationships

Neither Mr. Cowee, nor Mr. Davis, nor Mr. Ardagna has a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There is no arrangement or understanding between Mr. Cowee, Mr. Davis or Mr. Ardagna and any other person pursuant to which they were selected as directors. There have been no transactions and are no currently proposed transactions in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which Mr. Cowee, Mr. Davis and/or Mr. Ardagna had or will have a direct or indirect material interest.

The Board has determined that Mr. Cowee, Mr. Davis, and Mr. Ardagna qualify as independent directors under the rules of The Nasdaq Stock Market.

Compensatory Arrangements of Certain Officers.

Options

As described in Item 1.01 above, which is incorporated by reference to this Item 5.02, the Company entered into those certain Non-Qualified Stock Option Agreements (collectively, the “Stock Option Agreement”) with the New Directors. Pursuant to the Stock Option Agreement and giving effect to the Reverse Split, the New Directors were each granted a non-qualified stock purchase option (the “Non-Qualified Option”) to purchase up to an aggregate of three thousand seven hundred fifty-six (3,756) of Common Stock of the Company, subject to the terms and conditions of the 2016 Equity and Incentive Plan (the “Plan”), which was authorized and approved by the Board. The exercise price for the Non-Qualified Option is $20.00 per share. The Non-Qualified Option vests quarterly over a three (3) year period, subject to each New Director continuing to be a member of the Board on each applicable vesting date, and will remain exercisable until 5:30 p.m. New York time on the date that is the fifth (5th) year anniversary of the date of grant. All or any part of the vested but unexercised portion of the Non-Qualified Option is subject to forfeiture in the event of a breach of insider trading rules or obligations of confidentiality, in the event that the New Directors or their respective affiliates competes with the Company or solicits employees or customers of the Company, and in the event of death, disability or retirement of the New Directors.

The above descriptions of the Plan and Stock Option Agreements do not purport to be complete, and are qualified in their entirety by reference to the full text of the Plan and the Stock Option Agreement, which is incorporated by reference herein as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

1-for-20 Reverse Stock Split

Effective November 1, 2016, Meridian Waste Solutions, Inc., a New York corporation (the “Company”), filed a Certificate of Amendment to Certificate of Incorporation (the “Amendment”) to effectuate the Reverse Split.

The Reverse Split is being implemented by the Company in preparation for a proposed application to up-list the Company’s common stock on the NASDAQ Capital Market (“NASDAQ”). The Reverse Split is intended to fulfill the stock price requirements for listing on NASDAQ since the requirements include, among other things, that the Company’s common stock must maintain a minimum closing price per share of $4.00 or higher for 30 of the most recent 60 trading days. Assuming the Company is able to meet NASDAQ’s requirements, the Company intends to file the proposed up-list application with NASDAQ in the coming weeks after meeting the minimum closing price requirement. However, there is no assurance that the Company’s application to up-list the Company’s common stock on NASDAQ will be approved.

On November 2, 2016, the Company received notice from Financial Industry Regulatory Authority (“FINRA”) that the Reverse Split has been approved and will take effect at the opening of trading on November 3, 2016 (the “Effective Date”).

The above description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.

Item. 8.01 Other Items

The information set forth in Item 5.03 is incorporated by reference.

Effective November 3, 2016, as a result of the 1-for-20 reverse stock split, every 20 shares of the Company’s issued and outstanding common stock will be converted into one share of issued and outstanding common stock. The number of authorized shares will remain unchanged. No fractional shares will be issued in connection with the stock split. Any fractional shares of common stock resulting from the reverse stock split will be rounded up to the nearest whole share. It is not necessary for stockholders to exchange their existing stock certificates for new stock certificates in connection with the reverse stock split. Stockholders who hold their shares in brokerage accounts are not required to take any action to exchange their shares

The Company’s shares will continue to trade on The OTC Markets under the symbol “MRDN” with the letter “D” added to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Split has occurred.

The Reverse Split has no impact on shareholders’ proportionate equity interests or voting rights in the Company or the par value of the Company’s common stock, which remains unchanged.

Item 9.01 Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation*
10.1	Form of Director Agreement*
10.2	Form of Indemnification Agreement*
10.3
Meridian Waste Solutions, Inc. 2016 Equity and Incentive Plan (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 16, 2016)

10.4	Form of Non-Qualified Stock Option Agreement*

 *filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN WASTE SOLUTIONS, INC.

Date: November 7, 2016	By:	/s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Chief Executive Officer

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